UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 September 1, 2014

Date of Report (Date of earliest event reported)

Perpetual Industries Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-187134	71-103-2898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

#110, 5-8720 Macleod Trail South, Calgary, Alberta,	T2H 0M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 214-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 1, 2014, Alan Wizemann resigned from the board of directors, on which he has served since 2005. His resignation is not related to any known disagreement with the Company on any matter relating to its operations, policies or practices, and it is not a removal for cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUAL INDUSTRIES INC.

Date: September 5, 2014	By:	/s/ Brent W. Bedford
Chairman, President and CEO